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Commercial Contract for PowerChipTM Fuel cell for Ion Geophysical Corporation (ION)

Submitted by

Neah Power Systems Inc. (NPS)

22118 20th Ave SE, Suite 142

Bothell, WA 98021-4442

Dated January 29, 2013

Quote No: 20121023001

Technical Point of Contact:	Administration Point of Contact:
Tsali Cross, Ph.D.	Chris D’Couto, Ph.D., M.B.A.
Vice President of Engineering	President and CEO
Neah Power Systems, Inc.	Neah Power Systems, Inc.
22118 20th Ave SE, STE 142	22118 20th Ave SE, STE 142
Bothell, WA 98021-4442	Bothell, WA 98021-4442
Tel: 425-424-3324 ext 116	Tel: 425-482-9263
Email: tcross@neahpower.com	Email: cdcouto@neahpower.com

Submitted to

Ion Geophysical Corporation (ION)

2105 City West Blvd, Suite 400

Houston, Texas 77042-2839

Attention: Dale Lambert

VP of Engineering

ION and NPS Proprietary and Confidential

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Executive Summary and Commercial Contract

Fuel cells offer one of the most promising technologies to bridge the power gap due to high energy available from hydrogen-containing fuels. The fuel itself can be made perpetually available, even in remote, off-grid, locations enabling “always on” functionality for a wide variety of critical systems, e.g., communication towers, medical devices, or costly deep-sea operations. For the portable power market (5W-4kW), direct methanol fuel cells (DMFC’s) are ideal due to their compact form-factor and use of methanol as an efficient carrier of hydrogen. The portable power market is estimated to be $10B USD per year.

NPS has developed proprietary fuel cell technology based on silicon, the building block of the semiconductor industry. NPS’ 40X increase in available surface area for catalysis reaction produces industry leading power densities of 185mW/cm2 relying only on the standard Si-technology, such as DRIE (deep reactive ion etching), lithography, chemical and physical vapor deposition, and semiconductor/MEMS packaging to fabricate the fuel cells. NPS’ technology is covered by various patents, trade secrets and know, and has won various awards over the years, most recently the Annual 2010 Best of What’s New Popular Science Award and the 2012 ZINO Green finalist award. In excess of $50M has gone into the development of this award winning technology from Intel Capital, Novellus Systems, venture investors, US Navy, etc.

NPS’ fuel cells can be produced reliably and reproducibly, already demonstrating 2,000 hours of operation, and may be manufactured at a significantly lower cost than competing fuel cells. This silicon-based design can be manufactured using standard semiconductor processing techniques and has the potential to deliver low-cost, portable power systems exhibiting high energy density and reliable operation in a broad range of environmental conditions. While NPS strives to provide a competitive solution in performance and cost, NPS also anticipates achieving economies of scale in high volume manufacturing (HVM) through various outsourced manufacturing partners. The targeted, non-binding, average selling price in HVM is expected to range between_________________________________* per watt.

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Commercial contract between NPS and ION

Quote No: 20121023001

Customer:

Ion Geophysical Corporation

Administrative Contact:

Ken Williamson

Phone:

713 789 7250

Technical Contact:

Dale Lambert

Phone:

504 733 6061

Cell:

504 400 6646

Email:

dale.lambert@iongeo.com

Fax:

504 734 8627

Statement of Work

Design and delivery of Exhibit A per proposal incorporated by reference and updated in this commercial quotation.

Cost Quote:

Total cost quote (Exhibit A) :

$_______________*

Terms & Conditions:

Payment terms: Payment for Exhibit A is based upon milestone completion as set forth in the Milestones section of Exhibit A. Upon completion of milestones for the month, payment is due within 15 days. Milestones include the direct cost of materials, the details of which will be provided to ION. The schedule for all deliverables related to this Agreement are triggered based on the timely receipt of ongoing payments.

Anything not included in this proposal that still requires project definition (i.e. lifetime testing, sea based testing) may be completed by NPS on a cost plus basis, the plus factor to be jointly agreed to. This would include life time testing of smaller units of fuel cells, testing of system support components, sea based testing, or other projects as-needed (for example where Ion employees would be onsite at Neah, etc).

Non-Disclosure: Non-public information, including this quote, between Customer and Neah Power Systems is generally considered confidential and is covered by pre-existing NDA between ION and NPS.

Dispute resolution: In the event both parties cannot resolve any disputes amicably, both parties will submit to binding arbitration as determined by JAMS in the State of Washington, USA.

Signature:

____________________________

Dr. Chris D’Couto, President & CEO

Neah Power Systems

cdcouto@neahpower.com

425 482 9263 (phone)

Date: Jan 29, 2013Acknowledged and accepted by:

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_____________________________

Mr. Ken Williamson

EVP & COO GeoVentures

ION Geophysical Corporation

Exhibit A

The detailed deliverables associated with this contract are listed below. This deliverable_________________* unless ION and NPS enter into mutual agreement for a different form-factor.

NPS proposes to deliver to ION of NPS’s Powerchip® DMFC:

Deliverable: Two (TRL-51)________* W fuel cell stacks_____________________________*  with delivery scheduled at 5 calendar months after the signing of this agreement

NPS will make a best effort basis to complete the Deliverable within five months of the execution of this contract. Within 30 days of the execution of this Agreement, NPS will provide a detailed schedule on the delivery of the units based on negotiation with, and commitment from, its key materials suppliers.

Escrow account for manufacturing of NPS fuel cells: Within __30__ days after the commercial contract is signed by all parties, NPS will deliver to a mutually agreed designated escrow agent, all written documentation of NPS manufacturing processes and currently qualified suppliers (collectively, the “Written Documentation”). The escrow agent will hold the Written Documentation. ION will be permitted to in-person review and approval of the Written Documentation, but will not be permitted to receive copies of the material while the material is held in escrow.

1.

In the event a bankruptcy proceeding is initiated against NPS, which is not dismissed within 90 days, or NPS files bankruptcy, or if NPS ceases all or substantially all of its operations (a “NPS Event”), ION will be entitled to receive copies of the Written Documentation held in escrow and will be authorized to use this material for the manufacture of the NPS PowerChip FC for ION internal use only. Accordingly, effective upon the occurrence of a NPS Event, NPS will grant to ION and its affiliates a royalty-free, worldwide, irrevocable, non-exclusive license (except for the exclusivity obligations agreed to by parties in this Contract) to use all the information and intellectual property contained in the Written Documentation to develop and manufacture the NPS PowerChip FC for ION internal use and to use, market and sell products incorporating the NPS PowerChip FC. Except as set forth in this paragraph, ION will not be allowed to sub-license the technology or otherwise commercialize the technology.

2.

In the event NPS continues to operate, but chooses not to fulfill the Tasks in this contract or otherwise breaches any of its material obligations to ION under this contract, ION will be permitted to use the materials procured by NPS and will be entitled to receive copies of the Written Documentation held in escrow and will be authorized to use this material to complete NPS’ tasks defined in this contract only. For that purpose, ION will be granted a license under the

1 TRL as defined by the Department of Defense. DoD (2006), Defense Acquisition Guidebook. “Component and/or breadboard validation in relevant environment.”  Fidelity of breadboard technology increases significantly. The basic technological components are integrated with reasonably realistic supporting elements so they can be tested in a simulated environment. Examples include “high-fidelity” laboratory integration of components.

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terms expressed in subsection (a) above for the purpose of completing the NPS’s tasks. Additionally, NPS will compensate ION for non-fulfillment of its obligations by completely reimbursing the non-recurring engineering costs that were paid but not performed by Neah.

In the event NPS continues to operate, and fulfills the Task in this contract, but chooses not to provide additional systems to ION beyond this contract, ION and NPS will negotiate a license agreement in good faith. This license agreement will be for the manufacture of NPS Fuel cells for ION internal use only, and will not include any sub-license or other commercialization of the technology. ION and NPS will make a good faith effort to negotiate the agreement, but in any case the total contract value of the license will not exceed________________________________*.

Termination of Escrow: When NPS has twelve months or more of operating capital on deposit, all of the above escrow obligations will terminate.

No license to manufacture: The shipment of the NPS PowerChip FC units does not constitute a license to manufacture these units or to disassemble or reverse engineer these units.

Mutual exclusivity: NPS and ION commit to work with each other exclusively within the following conditions.

1.

NPS will be the exclusive fuel cell provider for ION for the intended application.

2.

ION will have exclusive use of NPS technology for such sea bed monitoring and surveying applications for oil mining and exploration.

3.

For said exclusivity, ION will commit to the following minimum purchases based on a___*  / watt cost estimate.

a.

Till end of 2015

8 (Eight) –____* KW systems

b.

From 2016 – to end of 2019

80 (Eighty) –____*KW systems

Subsequent to that, both companies will negotiate in good faith further exclusivity and revenue commitments.

ION shall supply the following equipment/material/data:

NPS requires power management system design, and packaging knowledge external to the NPS’s core expertise, which shall be provided by ION, as needed in order to complete the Deliverable Engineering Design and Hardware. This work will entail significant joint cooperation to develop specification documentation.  As such, a detailed specification document of the required engineering design for the thermal management system, enclosure, fuel and oxidant tanks, and power management system will be provided by ION, as required.

Please refer to Neah’s direct methanol fuel cell system architecture regarding a brief description of the integrated fuel cell system. The following is a summary of the four areas that will be completed for NPS to ______________________*.  These areas will likely require ION engineering design, development and/or fabrication specification in order to complete the proposed project.

Deliverable Engineering Design and Hardware –

a)*

b)*

c)*

d)*

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Neah’s direct methanol fuel cell system architecture consists of seven core components including the stack, electronics, gas/liquid separators, a thermal management system, the fluidic ‘bulkhead’, cartridge and enclosure. The fuel cell system incorporates all components needed to generate power. A system component tree of Neah’s designed fuel cell system is shown below.

Reporting Format:

Seller shall prepare and submit Monthly Letter Status Reports in accordance with this Proposal.  This monthly report structure would start effective 30 days after the detailed schedule is provided by NPS to ION. The preparation submittal instructions should include the following as a minimum:

•

Format (Seller’s or other):  The format of Monthly Format Reports shall be determined by the Seller.

•

To whom it is to be delivered:  Dr. Dale A Lambert, VP of Engineering, Ion Geophysical Corporation.

•

Deliverable data:  Number of production quality fuel cells produced, number of production quality stacks produced, average power output of fuel cells, lifetime testing of fuel cells, average power output of stacks, performance of fuel cell balance of plant (BOP) components (i.e. pumps, filtration, fluidic manifold and routing), update of breadboard integration activities, and update (if any) of subcontractor/supplier progress.

Content of the deliverable:  The end product shall be delivery of the_____* to ION, and a final report.  Validation and testing of the prototype, will occur in partnership with ION at an agreed upon location. _________________________*-

(1)*

(2)*

(3)*

(4)*

(5)*

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TEST CRITERIA (1)	Voltage	Current	Power	Voltage	Current	Power	
(1) Raw voltage, current, power output of the 500W stacks: a. Individually b. Electrically connected in series Under vibration agitation test schedule (i.e. MIL-STD-810G, 514.6 (Vibration))	-5°C 23°C	-5°C 23°C	-5°C 23°C	Pitch 0°, +/-180° Roll 0°, +/-180°	Pitch 0°, +/-180° Roll 0°, +/-180°	Pitch 0°, +/-180° Roll 0°, +/-180°	Roll 180° 0° -FRONT- Pitch 180° 0° -SIDE-
Pass/Fail Criteria (1)	**Voltage**	**Current**	**Power**	**Voltage**	**Current**	**Power**	
Sample size, n = TBD Average, ∀ Std. Dev. ∀ω	TBD ∀+/- ∀	TBD ∀+/- ∀	TBD ∀+/- ∀	TBD ∀+/- ∀	TBD ∀+/- ∀	TBD ∀+/- ∀	
TEST CRITERIA (2)	**Voltage**	**Current**	**Power**				
(2) Conditioned voltage, current, power output tested at room temperature (~23°C) for	a. 24VDC b. 150W to 230VAC inverter c. 600VDC (+/-), 1.5A to array	a. 24VDC b. 150W to 230VAC inverter c. 600VDC (+/-), 1.5A to array	a. 24VDC b. 150W to 230VAC inverter c. 600VDC (+/-), 1.5A to array				
Pass/Fail Criteria (2)	**Voltage**	**Current**	**Power**				
Sample size, n = TBD Average, ∀ Std. Dev. ∀ω	TBD ∀+/- ∀	TBD ∀+/- ∀	TBD ∀+/- ∀				
TEST CRITERIA (3)	**Voltage**	**Current**	**Power**				
(3) Raw voltage, current, power output of the 500W stacks: a. Individually b. Electrically connected in series With the stack integrated into a mechanical retration that reduces extreme pitch (i.e. gimble)	Pitch 0°, +/-180° Roll 0°, +/-180°	Pitch 0°, +/-180° Roll 0°, +/-180°	Pitch 0°, +/-180° Roll 0°, +/-180°				
Pass/Fail Criteria (3)	**Voltage**	**Current**	**Power**				
Sample size, n = TBD Average, ∀ Std. Dev. ∀ω	TBD ∀+/- ∀	TBD ∀+/- ∀	TBD ∀+/- ∀				
TEST CRITERIA (4)	**Flow Rate**	**Pressure loss**	**Failure analysis**				
(4) The pumps will be examined to operate with reasonable reliability, demonstrating at least 20,000 hours of operation.	Sample frequency 24 hours	Sample frequency 24 hours	Sample frequency 2,000 hours -Seals, connectors, mech components, etc.				
Pass/Fail Criteria (4)	**Flow Rate**	**Pressure loss**	**Failure analysis**				
Sample size, n = TBD Average, ∀ Std. Dev. ∀ω	TBD ∀+/- ∀	TBD ∀+/- ∀	TBD ∀+/- ∀

_____* completion of milestones.

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Milestone Schedule for Payment    Confidential treatment requested for this text pursuant to

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NRE Loading and Legend for Milestones

(PE) Process Engineer (silicon/cell optimization)
(EC) Electrochemist (fuel/waste optimization, handling, storage)
(EE) Electrical Engineer (system design & test)
(ME) Mechanical Engineer (system design & test)
(I/PE)Industrial/Product Engineer (packaging & integration)
(PM) Project Manager (logistics, point on deliverables)

Half-Time
Full-Time

The personnel and hours estimated to complete this effort are based upon the company’s past experience and success through years of experience including completion of Office of Naval Research contracts ($1.75M 12 months, $1.21M 12 months) and recently completed prototype for Raytheon.

*Note that Neah’s ability to fabricate silicon fuel cells is dependent upon our vendor’s_____* () available capacity and schedule.

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